                                                              EXHIBIT 99.(4)(ii)

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA
-------------------------------------------------------------------------------

   EXECUTIVE OFFICE:     ANNUITY SERVICE OFFICE           HOME OFFICE:
 116 Huntington Avenue        P.O. Box 9230            Wilmington, Delaware
    Boston, MA 02116      Boston, MA 02205-9230
                             1-800-344-1029

This is a Certificate which evidences the interest of the Owner named in the Certificate Specifications Page in the Flexible Payment Deferred Combination Fixed and Variable Group Annuity Contract issued by The Manufacturers Life Insurance Company of North America.

The Manufacturers Life Insurance Company of North America will pay an annuity commencing on the Maturity Date to the Annuitant, if then living, in accordance with the Benefits and the Payment of Contract Benefits provisions. If the Owner dies while the Contract is in effect and the Owner's Certificate is in force and before the Maturity Date, the Company will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuity Service Office.

The Contract is the legal contract. This Certificate is merely a summary of the rights, duties and benefits of that Contract. A copy of the Contract may be obtained by requesting it in writing from us at our Annuity Service Office. If there is any conflict, the Contract is the controlling document.

All payments under this Certificate will be made to the persons and in the manner set forth in the contract.

                             TEN DAY RIGHT TO REVIEW

THE OWNER MAY CANCEL THE CERTIFICATE BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR AGENT AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CERTIFICATE. WITHIN 7 DAYS OF RECEIPT OF THE CERTIFICATE BY US, WE WILL PAY THE CONTRACT VALUE, COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CERTIFICATE IS RECEIVED BY US, TO THE OWNER.

WHEN THE CERTIFICATE IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (i) CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CERTIFICATE IS RECEIVED BY US OR (ii) SUM OF ALL PAYMENTS.

Signed for the Company at its Executive Office, Boston, Massachusetts, on the Date of Coverage.

                 Vice President                 President

     Flexible Payment Deferred Combination Fixed and Variable Group Annuity
                                  Certificate
                               Non-Participating

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

INTRODUCTION

This Certificate evidences the interest of the Owner in the flexible payment deferred combination fixed and variable group annuity contract. This Contract provides that prior to the Maturity Date of this Certificate, the Contract Value will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

An Owner's interest in the variable portion of the Contract will vary with the investment performance of an Owner's Investment Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If an Owner selects annuity payments on a variable basis, the payment amount will vary with the investment performance of the Owner's Investment Account.

An Owner must allocate Payments among one or more Investment Options. The Investment Options are identified on the Certificate Specifications Page.

TABLE OF CONTENTS                                                      PAGE
----------------------------------------------------------------------------
CERTIFICATE SPECIFICATIONS PAGE
PART  1 - DEFINITIONS                                                     1
                     -------------------------------------------------
PART  2 - GENERAL PROVISIONS                                              3
                            ------------------------------------------
PART  3 - OWNERSHIP                                                       5
                   ---------------------------------------------------
PART  4 - BENEFITS                                                        5
                  ----------------------------------------------------
PART  5 - PAYMENTS                                                        8
                  ----------------------------------------------------
PART  6 - VARIABLE ACCOUNT PROVISIONS                                     8
                                     ---------------------------------
PART  7 - FIXED ACCOUNT PROVISIONS                                        9
                                  ------------------------------------
PART  8 - ANNUITY PROVISIONS                                             11
                            ------------------------------------------
PART  9 - TRANSFERS                                                      12
                   ---------------------------------------------------
PART 10 - WITHDRAWAL PROVISIONS                                          13
                               ---------------------------------------
PART 11 - FEES AND DEDUCTIONS                                            14
                             -----------------------------------------
PART 12 - LOAN PROVISION                                                 15
                        ----------------------------------------------
PART 13 - PAYMENT OF CONTRACT BENEFITS                                   15
                                      --------------------------------

                         CERTIFICATE SPECIFICATIONS PAGE

GROUP HOLDER:              [VENTURE TRUST]    PLAN TYPE:         [IRA ROLLOVER]

TYPE OF CONTRACT:              [QUALIFIED]    MATURITY DATE:       [07/25/2027]

CONTRACT DATE:                [07/25/1997]    CONTRACT NUMBER:      [000000005]

INITIAL PAYMENT:               [$3,500.00]    GOVERNING LAW:               [WA]

INITIAL ALLOCATION OF NET PAYMENT:      (SEE REVERSE FOR ALL AVAILABLE OPTIONS)

FIXED INVESTMENT OPTIONS:                     INITIAL          INITIAL GUARANTEE
                                           INTEREST RATE         PERIOD EXPIRES


VARIABLE INVESTMENTS OPTIONS:

[EQUITY]               [100.00%] ASSET FEE                              [1.00%]

                                 MAXIMUM CHARGE PERCENTAGE             [10.00%]

                                 ANNUAL ADMINISTRATION FEE:         [$30.00(1)]

                                 (1)  Prior to the Maturity Date, when the
                                      Annual Administration Fee is to be
                                      assessed, if the sum of all Investment
                                      Accounts exceeds [$100,000], the Annual
                                      Administration Fee will be waived.

TOTAL                   100.00%

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL

TAX TREATMENT.

OWNER:                      [COOKIE DOUGH] CO-OWNER:                       []

ANNUITANT:                  [COOKIE DOUGH] AGE:                          [46]

CO-ANNUITANT:                           [] BENEFICIARY:     [SEE ATTACHED LIST]

                       AVAILABLE INVESTMENT OPTIONS

FIXED INVESTMENT OPTIONS

    1 Year Fixed
    3 Year Fixed
    5 Year Fixed
    7 Year Fixed

VARIABLE INVESTMENT OPTIONS

    Pacific Rim Emerging Markets   Manufacturers Adviser Corporation
    Science & Technology           T. Rowe Price Associates, Inc.
    International Small Cap        Founders Asset Management, Inc.
    Emerging Growth                Warburg, Pincus Counsellors, Inc.
    Pilgrim Baxter Growth          Pilgrim Baxter & Associates
    Small/Mid Cap                  Fred Alger Management, Inc.
    International Stock            Rowe Price-Fleming International, Inc.
    Worldwide Growth               Founders Asset Management, Inc.
    Global Equity                  Morgan Stanley Asset Management Inc.
    Growth                         Founders Asset Management, Inc.
    Small Company Value            Rosenberg Institutional Equity
    Quantitative Equity            Management
    Blue Chip Growth               Manufacturers Adviser Corporation
    Equity                         T. Rowe Price Associates, Inc.
    Real Estate Securities         Fidelity Management Trust Company
    Value                          Manufacturers Adviser Corporation
    International Growth & Income  Miller Anderson & Sherrerd, LLP
    Growth and Income              J.P. Morgan Investment Management Inc.
    Equity-Income                  Wellington Management Company, LLP
    Balanced                       T. Rowe Price Associates, Inc.
    Aggressive Asset Allocation    Founders Asset Management, Inc.
    High Yield                     Fidelity Management Trust Company
    Moderate Asset Allocation      Miller Anderson & Sherrerd, LLP
    Conservative Asset Allocation  Fidelity Management Trust Company
    Strategic Bond                 Fidelity Management Trust Company
    Global Government Bond         Salomon Brothers Asset Management Inc.
    Capital Growth Bond            Oechsle International Advisors, L.P.
    Investment Quality Bond        Manufacturers Adviser Corporation
    U.S. Government Securities     Wellington Management Company, LLP
    Money Market                   Salomon Brothers Asset Management Inc.
                                   Manufacturers Adviser Corporation

    Lifestyle Portfolios:          Manufacturers Adviser Corporation
        Conservative 280
        Moderate 460
        Balanced 640
        Growth 820
        Aggressive 1000

                             BENEFICIARY INFORMATION

Please find below the Beneficiary Information for contract number, 000000005, currently on file at The Manufacturers Life Insurance Company of North America:


Play Dough

PART 1                    DEFINITIONS
-------------------------------------------------------------------------------

WE AND YOU                "We", "us" and "our" means The Manufacturers Life
                          Insurance Company of North America.  "You" or
                          "your" means the Owner of this Certificate.

ACCUMULATION UNIT         A unit of measure that is used to calculate the
                          value of an Owner's Investment Account before the Maturity Date.

ANNUITANT                 Any individual person or persons whose life is used
                          to determine the duration of annuity payments involving life contingencies. The Annuitant is as designated on the Certificate Specifications Page, unless changed.

ANNUITY OPTION            The method selected by You for annuity payments
                          made by us.

ANNUITY SERVICE OFFICE    Any office designated by us for the receipt of
                          Payments and processing of Group Holder and Owner requests.

ANNUITY UNIT              A unit of measure that is used after the Maturity
                          Date to calculate Variable Annuity payments.

APPLICATION               The document signed by the Owner that serves as his
                          or her application for participation under the Contract, a copy of which is attached to this Certificate.

BENEFICIARY               The person, persons or entity to whom certain
                          benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CERTIFICATE               The document for each Owner which summarizes the
                          rights and benefits of the Owner under the Contract.

CERTIFICATE ANNIVERSARY   The anniversary of the Certificate Date.

CERTIFICATE DATE          The date of issue of a Certificate under the
                          Contract as designated on the Certificate
                          Specifications Page.

CERTIFICATE YEAR          The period of twelve consecutive months beginning
                          on the Certificate Date or any anniversary thereafter.

CONTINGENT BENEFICIARY    The person, persons or entity who becomes the
                          Beneficiary if the Beneficiary is not alive.

CONTRACT APPLICATION      The document signed by the Group Holder that
                          evidences the Group Holder's application for the Contract.

CONTRACT DATE             The date of issue of the Contract as designated on
                          the Contract Specifications Page.

CONTRACT VALUE            The total of an Owner's Investment Account Values
                          and, if applicable, any amount in the Loan Account attributable to that Owner.

DEBT Any amounts in the Loan Account attributable to an Owner plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified Contracts.

FIXED ANNUITY             An Annuity Option with payments which are
                          predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT           All the assets of The Manufacturers Life Insurance
                          Company of North America other than assets in separate accounts.

GROUP HOLDER              The person, persons or entity entitled to the
                          ownership rights under the Contract.  The Group
                          Holder is as designated on the Contract
                          Specifications Page and the

                          Contract Application.

INTERNAL REVENUE CODE     The Internal Revenue Code of 1986, as amended from
(IRC)                     time to time, and any successor statute of similar
                          purposes.

INVESTMENT ACCOUNT        An account established by us which represents the
                          Owner's interest in an Investment Option prior to the Maturity Date.

INVESTMENT ACCOUNT VALUE  The value of the Owner's investment in an
                          Investment Account.

INVESTMENT OPTIONS        The Investment Options can be either fixed or
                          variable. The Investment Options available under the Contract are shown on the Certificate
                          Specifications Page.

LOAN ACCOUNT              The portion of the General Account that is used for
                          collateral when a loan is taken.

MARKET VALUE CHARGE       A charge that may be assessed if amounts are
                          withdrawn or transferred from the fixed Investment
                          Options prior to the end of the interest rate guarantee period.

MATURITY DATE             The date on which annuity benefits commence.  It is
                          the date specified on the Certificate
                          Specifications Page, unless changed.

NET PAYMENT               The Payment less the amount of premium tax, if any,
                          deducted from the Payment.

NON-QUALIFIED CONTRACTS   Contracts which are not issued under Qualified
                          Plans.

OWNER The person, persons or entity named in the Certificate. The Owner is as designated on the Certificate Specifications Page and Application, unless changed.

PORTFOLIO OR TRUST        A separate portfolio of Manufacturers Investment
PORTFOLIO                 Trust, a mutual fund in which the Variable Account
                          invests, or any successor mutual fund.

PAYMENT An amount paid to us by or on behalf of an Owner as consideration for the benefits provided by the Contract.

QUALIFIED CONTRACTS       Contracts issued under Qualified Plans.

QUALIFIED PLANS           Retirement plans which receive favorable tax
                          treatment under sections 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT          A segregated account of The Manufacturers Life
                          Insurance Company of North America that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)            One or more of the Sub-Accounts of the Variable
                          Account. Each Sub-Account is invested in shares of a different Trust Portfolio.

VALUATION DATE            Any date on which the New York Stock Exchange is
                          open for business and the net asset value of a Trust Portfolio is determined.

VALUATION PERIOD          Any period from one Valuation Date to the next,
                          measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT          The Manufacturers Life Insurance Company of North
                          America Separate Account A.

VARIABLE ANNUITY          An Annuity Option with payments which: (1) are not
                          predetermined or guaranteed as to dollar amount;
                          and (2) vary in relation to the investment experience of one or more specified variable
                          Sub-Accounts.

PART 2                    GENERAL PROVISIONS
-------------------------------------------------------------------------------

ENTIRE CONTRACT           The Contract, the Contract Application, any
                          Endorsements and the Application, if one is attached to this Certificate, constitutes the entire contract.

                          Only the President, a Vice President, or the Secretary of the Company has authority to agree on our behalf to any alteration of the Contract or any Certificate, or to any waiver of our rights or requirements. The change or waiver must be in writing.

                          The benefits and values available under the Contract are not less than the minimum required by any statue of the state in which the Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which the Contract is issued, if required by law.

MODIFICATION              We will not change or modify the Certificate
                          without the consent of the Owner, as applicable, except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

TEN DAY RIGHT TO REVIEW   If not satisfied with the Certificate, an Owner
                          may, within 10 days after receipt of the Certificate, return it by delivering or mailing it to the Annuity Service Office, and it shall be deemed void from the beginning. Within 7 days of receipt of the Certificate by us, we will pay the Contract Value, computed at the end of the Valuation Period during which the Certificate is received by us, to the Owner. When the Certificate is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) Contract Value computed at the end of the Valuation Period during which the Certificate is received by us or (ii) sum of all Payments.

BENEFICIARY               The Beneficiary is as designated on the Certificate
                          Specifications Page and Application, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no Beneficiary or
                          Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE IN MATURITY DATE   Prior to the Maturity Date, an Owner may request in
                          writing a change of the Maturity Date. Any extension of the Maturity Date will be subject to our prior approval.

ASSIGNMENT                An Owner may assign his interest in the Contract at
                          any time prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at our Annuity
                          Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment by an Owner will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS       To the extent permitted by law, no benefits payable
                          under the Contract will be subject to the claims of the Group Holder's, an Owner's, the Beneficiary's, or the Annuitant's creditors.

DISCONTINUANCE OF NEW     By giving 30 days prior written notice to the Group
OWNERS                    Holder, we may limit or discontinue the acceptance
                          of new Applications and the issuance of new
                          Certificates under the Contract. Such limitation or discontinuance shall have no effect on rights or benefits with respect to any Certificate established prior to the effective date of such limitation or discontinuance.

MISSTATEMENT OF AGE AND   We may require proof of age or survival of any
PROOF OF SURVIVAL         person upon whose age or survival any Payments
                          depend. If the age of the Annuitant has been misstated, the benefits will be those which the Payments would have provided for the correct age.
                          If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.

ADDITION, DELETION OR     We reserve the right, subject to compliance with
SUBSTITUTION OF           applicable law, to make additions to, deletions
INVESTMENT                from, or substitutions for the Portfolio shares
OPTIONS                   that are held by the Variable Account or that the
                          Variable Account may purchase. We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account. We will not substitute any shares attributable to an Owner's interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company
                          Act of 1940. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                          We reserve the right, subject to compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING         The Contract is non-participating and will not
                          share in our profits or surplus earnings. We will pay no dividends on the Contract.

REPORTS At least once each year we will send the Group Holder and each Owner a report containing information required by the Investment Company Act of 1940 and applicable state law.

INSULATION                The portion of the assets of the Variable Account
                          equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

CURRENCY AND PLACE OF     All payments made to or by us shall be made in the
PAYMENTS                  lawful currency of the United States of America at
                          the Annuity Service Office or elsewhere if we consent.

NOTICES AND ELECTIONS     Unless otherwise provided in the Contract, all
                          notices, requests and elections will be effective when received by us at our Annuity Service Office, complete with all necessary information and the signature of the Group Holder and/or Owner, as appropriate.

GOVERNING LAW             The Contract and all Certificates issued in
                          connection with it will be governed by the laws of the jurisdiction indicated on the Contract
                          Specifications Page.

SECTION 72(S) The provisions of the Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


PART 3                    OWNERSHIP
-------------------------------------------------------------------------------

EXERCISE OF CONTRACT      The Contract shall belong to the Group Holder.  All
RIGHTS                    Contract rights and privileges not expressly
                          reserved by the Group Holder, may be exercised by the Owner as to his or her interest. Such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated beneficiary) or any other person.

                          Before the Maturity Date, the Owner shall be the person, persons or entity designated on the Certificate Specifications Page or the latest change filed with us. On the Maturity Date the Annuitant becomes the Owner. If amounts become payable to the Beneficiary under a Certificate, the Beneficiary becomes the Owner.

CHANGE OF OWNER,          Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY    Beneficiary, each Owner may change the Owner,
                          Annuitant, or Beneficiary of his or her interest in the Contract by written request in a form acceptable to us and which is received at our Annuity Service Office. The Annuitant may not be changed after the Maturity Date. The Owner's
                          Certificate need not be sent unless we request it.
                          Any change must be approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. If approved, any change of Owner or Annuitant will take effect on the date we received the request at the Annuity
                          Service Office. We will not be liable for any payments or actions we take before the change is approved.

                          The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                          Part 4, Benefits, Death Benefit Before Maturity Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                          If any Annuitant is changed and any Owner is not an individual, the entire interest in the Certificate must be distributed to the Owner within five years of the change.


PART 4                    BENEFITS
-------------------------------------------------------------------------------

ANNUITY BENEFITS          We will pay a monthly income to the Annuitant, if
                          living, on the Maturity Date. Payments can be fixed or variable, or a combination of fixed and variable. Annuity benefits will commence on the Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                          We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

                          On or before the Maturity Date, You must select how the Contract Value will be used to provide the monthly income. You may select a Fixed or Variable Annuity.

                          Unless You indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment Option at the Maturity Date. Annuity payments will continue for 10 years or the life of the Annuitant, if longer.

                          If a Variable Annuity is used, the amount of the first monthly annuity payment will be obtained from the appropriate option table under the "Payment of Contract Benefits" Section. Subsequent monthly annuity payments will vary based on the investment experience of the Sub-Account(s) used to effect the annuity. The method used to calculate the amount of the initial and subsequent payments is described under the "Variable Annuity Payments" Section of
                          Part 8 of this Certificate.

                          If a Fixed Annuity is used, the portion of the Contract Value used to effect a Fixed Annuity will be applied to the appropriate table contained in this Certificate. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.

DEATH BENEFIT BEFORE      A Death Benefit will be determined as of the date
MATURITY DATE             on which written notice and proof of death and all
                          required claim forms are received at the Company's
                          Annuity Service Office.

                          The Death Benefit will be determined as the greater of the Contract Value or the Minimum Death
                          Benefit. The Minimum Death Benefit is equal to the sum of all Payments made by or on behalf of the Owner. Partial withdrawals will reduce the Minimum Death Benefit. The reduction in Minimum Death Benefit for each partial withdrawal will be equal to the greater of (a) or (b) where:

                              (a)  is equal to the amount of the partial
                                   withdrawal made by or on behalf of the
                                   Owner, and

                              (b)  is equal to (i) times (ii) where:

                                   (i)   is equal to the Minimum Death Benefit
                                         prior to the withdrawal, and

                                   (ii)  is equal to the partial withdrawal
                                         amount divided by the Contract Value
                                         prior to the partial withdrawal.

                          If there is any Debt, the Death Benefit equals the amount described above less the Debt under this Certificate.

                          DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                          DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Certificate will terminate. If the Death Benefit is not taken in one sum immediately, the Certificate will continue subject to the following provisions:

                          (a) The Beneficiary becomes the Owner.

                          (b) The excess, if any, of the Death Benefit over
                              the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death Benefit is determined.

                          (c) No additional Payments may be applied under the
                              Certificate.

                          (d) If the Beneficiary is not the deceased Owner's
                              spouse, the entire interest in
                          the Certificate must be distributed under one of the following options:

                              (i) The entire interest in the Certificate must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or

                              (ii)  the entire interest in the Certificate
                                    must be distributed within 5 years of the Owner's Death.

                              If the Beneficiary dies before the
                              distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                          (e) If the Beneficiary is the deceased Owner's
                              spouse, the Certificate will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary). Upon the death of the surviving spouse, the Death Benefit will equal the Contract Value at the time of the surviving spouse's death, and the entire interest in the Certificate must be distributed to the new Beneficiary in accordance with the provisions of (d) (i) or (d) (ii) above.

                          If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

DEATH BENEFIT ON OR       If annuity payments have been selected based on an
AFTER MATURITY DATE       Annuity Option providing for payments for a
                          guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH            Proof of death is required upon the death of the
                          Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service
                          Office:

                          (a)    A certified copy of a death certificate.

                          (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                          (c)    Any other proof satisfactory to us.

PART 5                    PAYMENTS
-------------------------------------------------------------------------------

GENERAL All Payments under the Contract are payable at our Annuity Service Office or such other place as we may designate.

                          The initial Payment is shown on the Certificate Specifications Page. Additional Payments may be made at any time. However, each additional Payment must be at least $30. If a Payment for a Certificate would cause the Contract Value for an Owner to exceed $1,000,000, or that Contract Value already exceeds $1,000,000, no additional Payments will be accepted without our prior approval.

NONPAYMENT OF PAYMENTS    If, prior to the Maturity Date, no Payments for a
FOR TWO YEARS             Certificate have been made for two consecutive
                          Certificate Years, and if both:

                          (a) the total Payments made for the Certificate,
                              less any partial withdrawals, are less then
                              $2,000; and

                          (b) the Contract Value for an Owner at the end of
                              such two year period is less than $2,000;

                          We may cancel this Certificate and participation under the Contract and pay the Owner the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and Annual Administration Fee.

ALLOCATION OF NET         When we receive Payments, the Net Payments will be
PAYMENTS                  allocated among Investment Options in accordance
                          with the allocation percentages shown on the Certificate Specifications Page. The Owner may change the allocation of subsequent Net Payments at any time, without charge, by giving us written notice.


PART 6                    VARIABLE ACCOUNT PROVISIONS
-------------------------------------------------------------------------------

INVESTMENT ACCOUNT        We will establish a separate Investment Account for
                          each Owner for each variable Investment Option to which an Owner allocates amounts. The Investment
                          Account represents the number of an Owner's
                          Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE  The Investment Account Value of an Owner's
                          Investment Account is determined by (a) times (b) where:

                          (a) equals the number of Accumulation Units
                              credited to the Investment Account; and,

                          (b) equals the value of the appropriate
                              Accumulation Unit.

ACCUMULATION UNITS        We will credit Net Payments to an Owner's
                          Investment Accounts in the form of Accumulation
                          Units. The number of Accumulation Units to be credited to each Investment Account will be determined by dividing the Net Payment allocated to that Investment Account by the Accumulation Unit value for that Investment Account.

                          Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION     The Accumulation Unit value for a particular
UNIT                      Investment Account for any Valuation Period is
                          determined by multiplying the Accumulation Unit value for the immediately preceding Valuation
                          Period by the "net investment factor" for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one
                          Valuation Period to the next.

NET INVESTMENT FACTOR     The net investment factor is an index that measures
                          the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting
                          (c) from the result where:

                          (a) is the net result of:

                                 1)  the net asset value per share of a
                                     Portfolio share held in the Sub-Account
                                     determined as of the end of the current
                                     Valuation Period, plus:

                                 2)  the per share amount of any dividend or
                                     capital gain distributions made by the
                                     Portfolio on shares held in the
                                     Sub-Account if the "ex-dividend" date
                                     occurs during the current Valuation
                                     Period, and

                          (b) is the net asset value per share of a Portfolio
                              share held in the Sub-Account determined as of the end of the immediately preceding Valuation Period, and

                          (c) is the Asset Fee as defined in Part 11, Fees
                              and Deductions.

                          The net investment factor may be greater or less than, or equal to, one.


PART 7                    FIXED ACCOUNT PROVISIONS
-------------------------------------------------------------------------------

INVESTMENT ACCOUNT        We will establish a separate Investment Account for
                          each Owner each time an Owner allocates amounts to a fixed Investment Option. Amounts invested in these Investment Accounts will earn interest at the guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                          We will determine guaranteed rates from time to time for Payments, renewal amounts and amounts transferred to a fixed Investment Option. In no event will a guaranteed rate under a fixed Investment Account be less than 3%.

GUARANTEE PERIODS         For any amounts allocated to the fixed Investment
                          Options, an Owner has the choice of the guarantee period available. The amount can be allocated into any combination of the fixed Investment Options offered under the Contract.

                          Separate Investment Accounts will be established for each guarantee period. The guarantee period will be the duration of the fixed Investment Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless the Owner specifies otherwise. If renewal in a particular Investment Option would result in the guarantee period for that Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed Investment Option such that the guarantee period does not extend beyond the Maturity Date.

INVESTMENT ACCOUNT VALUE  The amount in the Investment Accounts of an Owner will accumulate at a rate of interest determined by us and in effect on the date the amount is allocated to the Investment Account. The Investment Account Value of an Owner's Investment Account is the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account.

MARKET VALUE CHARGE       Any amounts withdrawn from a fixed Investment
                          Account, prior to the end of the guarantee period, may be subject to a Market Value Charge. The
                          Market Value Charge will only apply to amounts withdrawn from a Investment Account pursuant to a partial withdrawal, total withdrawal, transfer or a loan. A Market Value Charge will not be assessed on amounts withdrawn from the 1 year fixed
                          Investment Account.

MARKET VALUE CHARGE       A Market Value Charge will be calculated separately
FACTOR                    for each fixed Investment Account affected.  The
                          Market Value Charge for a particular Investment
                          Account will be calculated by multiplying the amount withdrawn or transferred from the Investment
                          Account by the adjustment factor described below.

                          The adjustment factor for a particular Investment Account is determined by the following formula:
                          0.75 x (B-A) x C/12.

                          Where A, B and C are defined as follows:

                          A - The guaranteed interest rate on the Investment
                              Account.

                          B - The guaranteed interest rate available, on the
                              date the request is processed, for amounts allocated to a new Investment Account with the same length of guarantee period as the Investment Account from which amounts are being withdrawn.

                          C - The number of complete months remaining to
                              the end of the guarantee period.

                          For purposes of this calculation, the maximum difference between "B" and "A" will be 3%. Furthermore, the adjustment factor will never be less than zero. The amount of Market Value Charge, if any, upon transfer, or loan is specified in Part 9, Transfer Provisions, and upon withdrawal as specified in Part 10, Withdrawal Provisions.

PART 8                    ANNUITY PROVISIONS
-------------------------------------------------------------------------------

VARIABLE ANNUITY PAYMENTS The amount of the first variable annuity payment is determined by applying the portion of the Contract Value used to effect a Variable Annuity, measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes), to the appropriate table(s) contained in the Contract and the Certificate. If the table in use by us on the Maturity Date is more favorable to the Owner, we will use that table. Subsequent payments will be based on the investment performance of one or more Sub-Accounts as selected by the Owner. The amount of such payments is determined by the number of Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value used to effect annuity payments under a Certificate was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND EXPENSE     We guarantee that the dollar amount of each
GUARANTEE                 variable annuity payment will not be affected by
                          changes in mortality and expense experience.

ANNUITY UNIT VALUE        The value of an Annuity Unit for each Sub-Account
                          for any Valuation Period is determined as follows:

                          (a) The net investment factor for the Sub-Account
                              for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Valuation Period; and

                          (b) The result is adjusted to compensate for the
                              interest rate assumed in the tables used to determine the first variable annuity payment.

                          The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS    The amount of each fixed annuity payment is
                          determined by applying the portion of the Contract
                          Value used to effect a Fixed Annuity measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes) to the appropriate table(s) contained in the Contract and the Certificate. If the table in use by us on the Maturity Date is more favorable to the Owner, we will use that table.

                          We guarantee the dollar amount of fixed annuity payments.

PART 9                    TRANSFERS
-------------------------------------------------------------------------------

TRANSFERS                 Before the Maturity Date, the Owner may transfer
                          amounts among Investment Accounts of the Contract.
                          There is no transaction charge for transfers, however, amounts transferred from a fixed
                          Investment Account prior to the end of the guarantee period may be subject to a Market Value
                          Charge. Amounts will be canceled from the Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are transferred. We will effect such transfers so that the Contract Value for a Certificate on the date of transfer will not be affected by the transfer, except for the Market
                          Value Charge, if applicable. We reserve the right to limit, upon notice, the maximum number of transfers that can be made per Certificate Year to one per month or six at anytime within a Certificate Year.

                          An Owner must transfer at least $300 or, if less, the entire amount in the Investment Account each time the Owner makes a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount. We reserve the right to defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios.

                          Amounts may not be transferred from a fixed
                          Investment Account unless those amounts have been in the fixed Investment Account for at least one year. The Market Value Charge, if applicable, will be deducted from the amount transferred.

                          Once variable annuity payments have begun, an Owner may transfer all or part of the investment upon which the Owner's variable annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units held by an Owner in the Sub-Account from which the Owner is transferring to a number of variable Annuity Units of the Sub-Account to which the Owner is transferring so that the next annuity payment, if it were made at that time, would be the same amount that it would have been without the transfer. After the transfer, the variable annuity payments will reflect changes in the values of the Owner's new variable Annuity Units. An Owner must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply. We reserve the right, upon notice, to limit to four the maximum number of transfers an Owner may make per Certificate Year after variable annuity payments have begun.

                          After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

TRANSFER MARKET VALUE     Amounts transferred from a fixed Investment Account
CHARGE                    may be subject to a Market Value Charge.  For
                          Transfers, including transfers to the Loan Account pursuant to a loan request, the Market Value
                          Charge, if applicable, will be calculated by multiplying the amount transferred from each fixed
                          Investment Account by the Market Value Charge
                          Factor for that Investment Account and deducted from the amount transferred.

                          If there are multiple Investment Accounts under a fixed Investment Option, the requested amount from that Investment Option must be transferred from those Investment Accounts on a first-in-first-out basis.

                          The Market Value Charge may not exceed the earnings in excess of 3% per annum attributable to the amount transferred.

                          In no event will the Market Value Charge for an Investment Account be greater than the Maximum Charge Percentage as set forth on the Certificate Specifications Page, multiplied by the amount transferred.

                          In no event will the Market Value Charge reduce the amount transferred below the amount required under the non-forfeiture laws of the state that has jurisdiction over the contract.

PART 10                   WITHDRAWAL PROVISIONS
-------------------------------------------------------------------------------

CONTRACT VALUE            The Contract Value is equal to the total of the
                          Owner's Investment Account Values and, if applicable, any amount in the Loan Account attributable to that Owner.

PAYMENTS OF WITHDRAWALS   An Owner may withdraw part or all of the Contract
                          Value, less any Debt, at any time before the earlier of the death of an Owner or the Maturity
                          Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS    We may defer the right of withdrawal from, or
                          postpone the date of payments from, the variable
                          Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable
                          Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange Commission, by order, so permits for the protection of security holders;
                          provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in (2) and
                          (3) exist.

                          We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Certificate, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than 3% per year.

TOTAL WITHDRAWAL          Upon receipt of an Owner's request to withdraw the
                          entire Contract Value we will terminate the Certificate and pay the Owner the Contract Value, less any applicable Debt, Market Value Charges and the Annual Administration Fee.

PARTIAL WITHDRAWAL        If an Owner is withdrawing part of the Contract
                          Value, he/she should specify the amount that should be withdrawn from each Investment Option of the Contract. If there are multiple Investment
                          Accounts under a fixed Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment Accounts on first-in-first-out basis. If he/she does not specify, the requested amount will be withdrawn in the following order:

                          a) Variable Investment Accounts, on a pro rata basis,

                          b) Fixed Investment Options beginning with the shortest guarantee period first and the longest guarantee period last.

                          We will deduct the Market Value Charge, if applicable, from the Contract Value remaining after payment of the requested amount. Partial withdrawals will affect the Minimum Death Benefit, as described in Part 4, Benefits, Death Benefit Before Maturity Date.

WITHDRAWAL CHARGE         No Withdrawal Charge will apply.

WITHDRAWAL MARKET VALUE   Amounts withdrawn from a fixed Investment Account
CHARGE                    may be subject to a Market Value Charge.  The total
                          Market Value Charge will be the sum of the Market
                          Value Charges for each Investment Account being withdrawn. For full withdrawals, the Market Value
                          Charge will be calculated on the total amount of each Investment Account, and the total Market Value
                          Charge will be deducted from the amount otherwise payable. For partial withdrawals, the Market Value
                          Charge will be calculated based on the withdrawal amount requested from each Investment Account and the Market Value Charge, if applicable, will be deducted from the remaining Investment Account
                          Value.

                          There will be no Market Value Charge on withdrawals from the fixed Investment Accounts in the following situations: (a) withdrawal from a 1-year fixed Investment Account, (b) death of the Owner, (c) amounts withdrawn to pay any fees or charges, (d) amounts applied at the Maturity Date to purchase an annuity at the guaranteed rates in the Annuity Option tables, and (e) amounts withdrawn from fixed Investment Accounts within one month prior to the end of the guarantee period.

                          The Market Value Charge may not exceed the earnings in excess of 3% per annum attributable to the amount withdrawn.

                          In no event will the Market Value Charge for an Investment Account be greater than the Maximum Charge Percentage as set forth on the Certificate Specifications Page, multiplied by the amount withdrawn.

                          In no event will the Market Value Charge reduce the amount payable on withdrawal below the amount required under the non-forfeiture laws of the state that has jurisdiction over the Contract.

FREQUENCY AND AMOUNT OF   An Owner may make as many partial withdrawals as he
PARTIAL WITHDRAWALS       or she wishes.  Any withdrawal from an Owner's
                          Investment Account must be at least $300 or the entire balance of the Investment Account, if less.
                          If after the withdrawal, the amount remaining in that Owner's Investment Account is less than $100, then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Account. If a partial withdrawal would reduce the Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.


PART 11                   FEES AND DEDUCTIONS
-------------------------------------------------------------------------------

ASSET FEE                 To compensate us for assuming mortality and expense
                          risks, and certain administration expenses, we deduct from each variable Investment Option a fee each Valuation Period at an annual rate of 1.00%.
                          A portion of this Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Certificate.

ANNUAL ADMINISTRATION FEE To compensate us for assuming certain administrative expenses, we charge an Annual
                          Administration Fee as set forth on the Certificate Specifications Page. Prior to the Maturity Date, the Annual Administration Fee is deducted on each Certificate Anniversary. It is withdrawn from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value. If the Contract Value is totally withdrawn on any date other than the Certificate Anniversary, we will deduct the total amount of the Annual Administration Fee from the amount paid. During the annuity period, the Annual Administration Fee is deducted on a pro rata basis from each annuity payment.

TAXES We reserve the right to charge certain taxes against Payments for an Owner (either at the time of payment or liquidation), Contract Value of an Owner, payment of Death Benefit, or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which We, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of the Contract and an Owner's Certificate, or from the commencement or continuance of annuity payments under the Contract.


PART 12                   LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS ONLY)
-------------------------------------------------------------------------------

GENERAL This loan provision applies only to certain Qualified Contracts and Certificates. All provisions and terms of a loan are included in the Qualified Plan Endorsement, if attached.


PART 13                   PAYMENT OF CONTRACT BENEFITS
-------------------------------------------------------------------------------

GENERAL Benefits payable under the Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code Section 72(s).

ALTERNATE ANNUITY OPTIONS Instead of settlement in accordance with the
                          Annuity Options described below, an Owner may choose an alternate form of settlement acceptable to us.

DESCRIPTION OF ANNUITY    Option 1: Life Annuity
OPTION

                          a) Life Non-Refund. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                          b) Life 10-Year Certain. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

                          Option 2: Joint and Survivor Life Annuity

                          The second Annuitant named shall be referred to as the Co-Annuitant.

                          a) Joint and Survivor Non-Refund. We will make payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                          b) Joint and Survivor with 10-Year Certain. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period certain.

ANNUITY PAYMENT RATES     The annuity payment rates on the attached tables
                          show, that for each $1,000
                          applied, the dollar amount of both: (a) the first monthly variable annuity payment based on the assumed interest rate of 3%; and (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 3% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                          The annuity payment rates are based on the 1983 Table A projected at Scale G with interest at the rate of 3% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

                           Calendar Year of Birth   Adjustment to Actual Age
                          -----------------------------------------------------
                                1899 - 1905                   +6
                                1906 - 1911                   +5
                                1912 - 1918                   +4
                                1919 - 1925                   +3
                                1926 - 1932                   +2
                                1933 - 1938                   +1
                                1939 - 1945                    0
                                1946 - 1951                   -1
                                1952 - 1958                   -2
                                1959 - 1965                   -3
                                1966 - 1972                   -4
                                1973 - 1979                   -5
                                1980 - 1986                   -6
                                1987 - 1993                   -7
                                   1994 -                     -8

                          The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

                         AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

    Option 1(A):  Non-Refund                   Option 1(B): 10-Year Certain
    --------------------------------           -------------------------------
    Adjusted                                   Adjusted
    Age of       Male      Female              Age of       Male     Female
    Annuitant                                  Annuitant
    --------------------------------           -------------------------------
        55       4.27       3.86                  55        4.22      3.84
        60       4.69       4.19                  60        4.61      4.15
        65       5.25       4.61                  65        5.10      4.55
        70       6.02       5.19                  70        5.71      5.07
        75       7.01       5.99                  75        6.42      5.73
        80       8.34       7.10                  80        7.20      6.52
        85      10.13       8.64                  85        7.97      7.37




                  OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

   Option 2(A): Non-Refund

                                      Age of Co-Annuitant
         -----------------------------------------------------------------
         Adjusted
         Age of       10 Years   5 Years   Same      5 Years   10 Years
         Male         Younger    Younger   Age       Older     Older
         Annuitant
         -----------------------------------------------------------------
         55           3.25       3.39      3.55      3.72      3.87
         60           3.41       3.60      3.81      4.02      4.21
         65           3.62       3.87      4.14      4.41      4.67
         70           3.89       4.21      4.57      4.95      5.29
         75           4.24       4.67      5.17      5.67      6.11
         80           4.71       5.30      5.97      6.63      7.19
         85           5.35       6.15      7.05      7.92      8.60


   Option 2(B): 10 Year Certain

                                      Age of Co-Annuitant
         -----------------------------------------------------------------
         Adjusted
         Age of       10 Years   5 Years   Same      5 Years   10 Years
         Male         Younger    Younger   Age       Older     Older
         Annuitant
         -----------------------------------------------------------------
         55           3.25       3.39      3.55      3.72      3.87
         60           3.41       3.60      3.80      4.01      4.21
         65           3.62       3.86      4.13      4.41      4.66
         70           3.89       4.21      4.56      4.92      5.24
         75           4.24       4.66      5.13      5.58      5.95
         80           4.69       5.25      5.85      6.39      6.78
         85           5.28       6.00      6.71      7.27      7.67
         -----------------------------------------------------------------

   Monthly installments for ages not shown will be furnished on request.

----------------------------------------------------------------------------

THE MANUFACTURERS LIFE INSURANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMPANY OF NORTH AMERICA

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Manulife Financial and the block design are registered service marks of
The Manufacturers Life Insurance Company and are used by it and its subsidiaries.

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